UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2006

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02	Unregistered Sales of Equity Securities

Signature

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Item 3.02  Unregistered Sales of Equity Securities

                On January 26, 2006, the Company entered into an agreement pursuant to which it will issue up to approximately 1.1 million ordinary shares to a holder of the Company’s 4.0% Convertible Senior Subordinated Notes due 2024 in a privately negotiated exchange transaction.  The holder has agreed to exchange, and the Company will retire, up to $20 million principal amount of the 4.0% Notes.  The Company will pay cash to the holder in the amount of accrued but unpaid interest on the exchanged notes.

                The ordinary shares will not be registered under the Securities Act of 1933 and will be issued in reliance on an exemption from registration pursuant to Section 3(a)(9) of the Securities Act.  The transaction will be completed incrementally over the course of several trading days during January and February.  The exact number of ordinary shares that will be issued will depend, among other things, on the weighted average price of the Company’s ordinary shares at the time the shares are issued.

                No underwriting discounts or commissions were involved in this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006

Apex Silver Mines Limited

	By:	/s/ Mark A. Lettes
Mark A. Lettes
Chief Financial Officer